INVESTOR PRESENTATION As of June 30, 2021 Nasdaq: RRBI

This presentation contains forward-looking statements that are based on various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties, and other factors that may cause Red River Bancshares, Inc.’s (the “Company,” “RRBI,” “Red River,” “we,” or “our”) actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends. Words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words, or such other comparable words or phrases are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These forward-looking statements are not historical facts, and are based on current expectations, estimates, and projections about the Company’s industry, management’s beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, assumptions, and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Unless required by law, the Company also disclaims any obligation to update any forward-looking statements. Interested parties should not place undue reliance on any forward-looking statement and should carefully consider the risks and other factors that the Company faces. For a discussion of these risks and other factors, please see the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent quarterly reports on Form 10-Q, and in other documents that we file with the SEC from time to time. This presentation includes industry and trade association data, forecasts, and information that we have prepared based, in part, upon data, forecasts, and information obtained from independent trade associations, industry publications and surveys, government agencies, and other information publicly available to us, which information may be specific to particular markets or geographic locations. Some data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys, and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Statements as to our market position are based on market data currently available to us. Although we believe these sources are reliable, we have not independently verified the information. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources. This presentation contains non-GAAP financial measures, including tangible book value per share, tangible common equity to tangible assets, and PPP-adjusted metrics. The non-GAAP financial measures that we discuss in this presentation should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. A reconciliation of the non-GAAP financial measures used in this presentation to the most directly comparable GAAP measures is provided in the Appendix to this presentation. Forward-Looking Statements and Non-GAAP Information 2

Glossary of Terms 3Q22 – Third Quarter of 2022 1Q21 – First Quarter of 2021 2Q21 – Second Quarter of 2021 1H21 – First Half of 2021 3Q21 – Third Quarter of 2021 4Q21 – Fourth Quarter of 2021 2Q20 – Second Quarter of 2020 3Q20 – Third Quarter of 2020 4Q20 – Fourth Quarter of 2020 1-4 FR – One-to-Four Family Residential AFS – Available for sale securities ALL – Allowance for loan losses bp(s) – Basis point(s) C&D – Construction and land development loans C&I – Commercial and industrial loans CAGR – Compound annual growth rate COVID-19 – Coronavirus Disease 2019 CRE – Commercial real estate DDA – Noninterest-bearing demand deposit accounts EP – Energy portfolio EPS – Earnings per share FDIC – Federal Deposit Insurance Corporation FTE – Fully taxable equivalent basis GAAP – Generally Accepted Accounting Principles in the United States of America HFI – Held for investment HFS – Held for sale HTM – Held to maturity securities IPO – Initial public offering LPO/DPO – Loan production office and deposit production office M – Dollars in millions MBS – Mortgage backed securities MSA – Metropolitan statistical area NIM – Net interest margin NOW – Negotiable order of withdrawal NPA(s) – Nonperforming asset(s) NPL(s) – Nonperforming loans PPP – Paycheck Protection Program PPP1 – PPP First Draw PPP1.2 – PPP First Draw Second Round PPP2 – PPP Second Draw QTD – Quarter-to-date ROA – Return on average assets ROE – Return on average equity SBIC – Small Business Investment Company SEC – Securities and Exchange Commission VS. – Versus YTD – Year-to-date 3

Authentic community banking focused on building personal relationships and maximizing shareholder value Banking Mortgage Investments 4

Hurricane Ida Update Hurricane Ida made landfall on Sunday, August 29 in Southeast Louisiana as a Category 4 hurricane. No significant damage to any Red River Bank locations or impact to personnel. Operational systems, digital and mobile banking, and ATMs fully functional in areas with power and internet. All impacted markets had banking locations available to customers on Tuesday, August 31. Assessments for damage and impact to customers are under way; however, based on preliminary reports, no major issues are anticipated. Source: National Oceanic and Atmospheric Administration 5

As of June 30, 2021: Assets = $2.88 billion Loans HFI = $1.60 billion Deposits = $2.57 billion Market capitalization = $368.0 million Ownership Insiders = 33% Institutions = 18%1 Public and other = 49% Third largest Louisiana headquartered bank based on assets as of June 30, 2021 Included in Forbes Magazine 2021 Best-In-State Banks in America Ranked 37th out of 123 public banks with $1 - $5 billion in assets by Bank Director Magazine 2021 Bank Performance Scorecard Company Overview 1Source: Based on filings made with the SEC, as reported by S&P Capital IQ Pro Established in 1998 in Alexandria, Louisiana Completed IPO in May 2019 Nasdaq: RRBI Included in Russell 2000 Index 6

Tangible Book Value Growth Note: Each year on the Tangible Book Value Graph represents year-end financial data. 1Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. 2Adjusted for 2-for-1 stock split with a record date of October 1, 2018 and 15-for-1 stock split with a record date of November 30, 2005. $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2Q21 T a n g ib le B o o k V a lu e P e r S h a re ¹ Tangible Book Value Per Share1,2 CAGR of 11.7% 7

Consistent, long-term track record of financial results and steady growth Conservative credit culture with solid asset quality Stable, low cost core deposit base Strategic banking center network 26 banking centers and 1 LPO/DPO in Louisiana Average deposits per center = $102.8 million Average staff per center = 5 Strong capital position Consistent quarterly dividends Stock repurchase program in place Continuity of leadership – four of our top executives are part of the founding management team Company Strengths 8

Growth Strategies Historical Asset Growth Method As of June 30, 2021Concentrate on urban markets with growth potential Focused on markets where market share is held by large national and regional banks Target markets with significant disruption by competitors Hire experienced leadership from the market to build a team Offer an authentic, full-service community bank experience Successfully integrated two acquisitions and positioned to capitalize on future opportunities Bank of Lecompte (2003) 1.4% Fidelity Bancorp (2013) 4.2% Organic 94.4% De Novo Growth Strategies Disciplined Acquisition Strategy 9

Under Renovation Lafayette Banking Center Southwest Market – Lake Charles, Louisiana 4Q20 – Purchased an existing banking center in Lake Charles, Louisiana. 3Q21 – Remodeled and opened the third location in the Southwest market as the 26th Red River Bank banking center on July 6, 2021. Acadiana Market – Lafayette, Louisiana 3Q20 – Entered Acadiana Market. Opened with a new loan and deposit production office. Hired an experienced banker as market president. 4Q20 – Purchased an existing banking center in Lafayette, Louisiana. 4Q21 – Planned opening as the 27th Red River Bank banking center. New Orleans Market – New Orleans, Louisiana 3Q21 – Hired an experienced banker with knowledge of the New Orleans market as market president. Recent Expansion Highlights Lake Charles Banking Center 10

Digital Banking Strategy 2 Providing our customers with the digital tools to manage their personal and business banking needs Providing a full suite of treasury management systems and services Also supplying access to knowledgeable bankers in addition to digital platforms allowing customers to choose the best option Expanding our web-based services Continuing to build out our digital tools for customers through multiple platforms Automating back office functions that are expected to streamline operations, improve efficiency, and minimize errors, including a new loan processing system to provide customers with an online, digital loan application process In 2Q21, invested in JAM FINTOP Banktech, L.P. fund to strategically develop technology systems 11

Red River Bank 1.9% Regions 6.3%First Horizon 7.2% Hancock Whitney 12.8% JP Morgan Chase 17.2% Capital One 18.4% Others 36.2% Red River Bank Markets 1st Banking Center Opened Deposits ($M) Banking Centers Market Rank Deposit Market Share 1 Central 1999 $ 1,484 9 1 st 36.9% Northwest 2006 $ 556 7 6 th 5.4% Capital 2013 $ 480 6 8 th 2.1% Southwest 2018 $ 43 2 14 th 0.6% Northshore 2019 $ 26 1 21 st 0.4% Louisiana 1999 $ 2,589 25 8 th 1.9% 1Source: FDIC, Deposits as of June 30, 2021. Red River Bank has 1.9% of Louisiana deposits (as of June 30, 2021)1 61.9% of deposits in the state are held by large national or regional banks Competitive Landscape Deposit Market Share As of June 30, 2021 Deposits in Louisiana1 $138.2 billion As of June 30, 2021 12

# Second Quarter 2021 Financial Results

RED RIVER BANCSHARES, INC.

- Quarterly net income increased $174,000 from prior quarter to $8.2 million for 2Q21
  - Provision for loan losses expense decreased $1.3 million
  - PPP loan income decreased $1.1 million
- EPS (diluted) was $1.13 and ROA was 1.15% for 2Q21
- Assets increased 2.0%, or $57.8 million, to $2.88 billion
- Non-PPP loans increased 2.3%, or $34.7 million, to $1.52 billion
- PPP loans decreased 30.5%, or $36.4 million, to $83.0 million due to forgiveness of PPP1 loans outpacing issuance of PPP2 loans
- Deposits increased 2.2%, or $54.3 million, to $2.57 billion
- NIM FTE decreased 22 bps to 2.54%
- NPAs to assets ratio improved to 0.11%
- Allowance for loan losses to loans HFI ratio = 1.22%
  - Allowance for loan losses to non-PPP loans HFI ratio = 1.28%[1]
- Active stock repurchase program. Repurchased 21,653 shares of common stock. Average buyback price = $53.53

| (dollars in thousands, except per share data) | 2Q21 | 1Q21 | 2Q20 |
|---|---|---|---|
| Net Income | $ 8,239 | $ 8,065 | $ 6,854 |
| EPS, Diluted | $ 1.13 | $ 1.10 | $ 0.93 |
| ROA | 1.15% | 1.20% | 1.20% |
| ROE | 11.41% | 11.36% | 10.30% |
| NIM FTE | 2.54% | 2.76% | 3.12% |
| Efficiency Ratio | 56.62% | 54.02% | 56.50% |
| Assets | $2,878,476 | $2,820,672 | $2,361,866 |
| Loans HFI | $1,600,388 | $1,602,086 | $1,615,298 |
| Deposits | $2,569,599 | $2,515,275 | $2,069,322 |
| Stockholders' Equity | $ 292,924 | $ 284,911 | $ 271,117 |
| Tangible Common Equity[1] | $ 291,378 | $ 283,365 | $ 269,571 |
| Stockholders' Equity to Assets | 10.18% | 10.10% | 11.48% |
| Tangible Common Equity to Tangible Assets[1] | 10.13% | 10.05% | 11.42% |
| Leverage Ratio | 10.13% | 10.43% | 11.52% |
| Total Risk-Based Capital Ratio | 19.10% | 18.87% | 18.22% |
| NPAs to Assets | 0.11% | 0.13% | 0.18% |
| Net Charge-offs to Average Loans | 0.01% | 0.00% | 0.06% |
| Allowance for Loan Losses to Loans HFI | 1.22% | 1.21% | 0.92% |
| Loans HFI to Deposits Ratio | 62.28% | 63.69% | 78.06% |
| Noninterest-bearing Deposits to Deposits Ratio | 40.14% | 40.37% | 41.48% |
| Book Value Per Share | $ 40.21 | $ 38.99 | $ 37.03 |
| Tangible Book Value Per Share[1] | $ 40.00 | $ 38.78 | $ 36.81 |
| Cash Dividends Per Share | $ 0.07 | $ 0.07 | $ 0.06 |

[1] Non-GAAP measure. See "Forward-Looking Statements and Non-GAAP Information" on slide 2 and "Non-GAAP Reconciliation" slides in the Appendix for additional information.

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Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. 1 June 30, 2021 Year-to-Date Financial Results Assets increased 8.9%, or $235.8 million, to $2.88 billion Non-PPP loans increased 3.2%, or $47.4 million, to $1.52 billion PPP loans decreased 30.0%, or $35.5 million, to $83.0 million Deposits increased 9.8%, or $229.2 million, to $2.57 billion Year-to-date net income increased 20.0%, or $2.7 million, to $16.3 million compared to same period in 2020 EPS (diluted) was $2.22 and ROA was 1.18% NIM FTE decreased 62 bps to 2.64% (do l l ars i n thousands, except per share data) 6/30/21 12/31/20 Assets $ 2,878,476 $ 2,642,634 Loans HFI $ 1,600,388 $ 1,588,446 Deposits $ 2,569,599 $ 2,340,360 Stockholders' Equity $ 292,924 $ 285,478 Tangible Common Equity 1 $ 291,378 $ 283,932 Stockholders' Equity to Assets 10.18% 10.80% Tangible Common Equity to Tangible Assets 1 10.13% 10.75% Leverage Ratio 10.13% 10.92% Total Risk-Based Capital Ratio 19.10% 18.68% NPAs to Assets 0.11% 0.16% Allowance for Loan Losses to Loans HFI 1.22% 1.13% Loans HFI to Deposits Ratio 62.28% 67.87% Noninterest-bearing Deposits to Deposits Ratio 40.14% 40.32% Book Value Per Share $ 40.21 $ 38.97 Tangible Book Value Per Share 1 $ 40.00 $ 38.76 (do l l ars i n thousands, except per share data) YTD 6/30/21 YTD 6/30/20 Net Income $ 16,304 $ 13,599 EPS, Diluted $ 2.22 $ 1.85 ROA 1.18% 1.27% ROE 11.38% 10.41% NIM FTE 2.64% 3.26% Eff iciency Ratio 55.30% 56.93% Net Charge-offs to Average Loans 0.01% 0.07% Cash Dividends Per Share $ 0.14 $ 0.12 14

(do l l ars i n thousands) As of June 30, 2021 Assets Cash and due from banks $ 33,728 Interest-bearing deposits in other banks 633,744 Securities AFS 512,012 Loans HFI 1,600,388 Loans HFS 12,291 Allowance for loan losses (19,460) Other assets 105,773 Total Assets $ 2,878,476 Liabilit ies Noninterest-bearing deposits $ 1,031,486 Interest-bearing deposits 1,538,113 Total Deposits 2,569,599 Other liabilities 15,953 Total Liabilit ies $ 2,585,552 Total Stockholders' Equity 292,924 Total Liabilit ies and Stockholders' Equity $ 2,878,476 Conservative Balance Sheet Increasing liquidity Overnight liquidity to assets = 22.0% Conservative securities portfolio Securities AFS to assets = 17.8% Noninterest-bearing deposits to total deposits = 40.14% Loans HFI to Deposits = 62.28% No brokered deposits No subordinated debt or other borrowings Well capitalized with 10.13% leverage ratio Quarterly dividend consistent at $0.07 per share for 2Q21 Active stock repurchase programs $3.0 million August 2020 program completed New $5.0 million program effective September 1, 2021 Balance Sheet 15

Loan Portfolio Overview Loans HFI Mix As of June 30, 2021 Largest Industry Concentrations As of June 30, 2021 (excluding PPP Loans)1 1.6% 1.7% 2.0% 2.3% 3.2% 3.3% 4.2% 4.3% 4.4% 9.5% Finance and Insurance Manufacturing Energy Religious and Other Nonprofit Public Administration Retail Trade Hospitality Services Investor 1-to-4 and Multifamily Construction Health Care Total Loans HFI (in millions) $1,248 $1,328 $1,439 $1,588 $1,600 2017 2018 2019 2020 2Q21 CRE 1-4 FR C&I C&D Consumer Tax-Exempt PPP Non-PPP loans totaled $1.52 billion as of June 30, 2021 Broad diversification by industry Highest industry concentration is in health care at 9.5% (excluding PPP loans)1 Loans indexed to LIBOR were $93.4 million, or 6.2%, of non-PPP loans HFI1 Consumer 1.4% Tax-Exempt 4.6% PPP 5.2% Construction & Development 6.3% Commercial & Industrial 17.5% One-to-Four Family Residential 28.9% Commercial Real Estate 36.1% 1Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. 16

1Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. 2Source: Louisiana Workforce Commission data for June 2021 Loans By Market Non-PPP Loans HFI1 Originated by geographic market As of June 30, 2021 (in thousands) Central $606,669 Capital $427,369 Northwest $324,688 Southwest $87,273 Northshore $62,646 Acadiana $8,771 Unemployment Rate As of June 20212 Focus on major markets and MSA’s in Louisiana Five of our six markets have unemployment rates below state of Louisiana average Three of our markets have unemployment rates below national average 6.1% 7.4% 6.0% 5.2% 7.6% 7.2% 7.0% 5.5% United States Louisiana Acadiana Northshore Southwest Northwest Capital Central 17

¹Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. 2 Health Care Loans Health Care Loans by Subtype As of June 30, 2021 Health care loans as of June 30, 2021, totaled $144.0 million, or 9.5%, of non-PPP loans HFI1 Largest industry concentration No shared national credits, real estate investment trusts, or assisted living facilities Skilled nursing care facilities operate under a certificate of need system in Louisiana Average loan size = $307,000 Physicians & Dental Practices 54.5% Nursing & Residential Care Facilities 44.2% Hospitals 1.3% 18

3.4% 2.9% 2.2% 1.3% 2.0% 2017 2018 2019 2020 2Q21 ¹Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. Energy Portfolio Loans Energy Portfolio As of June 30, 2021 EP / Non-PPP Loans HFI1 (dol l ar s i n thous ands ) Amount . Percent . 2 Amount . 3Percent . 4 Amount . 5Percent Performing $28,337 94.3% $ 938 3.1% $29,275 97.4% Nonperforming - 0.0% 786 2.6% 786 2.6% Total EP $28,337 94.3% $ 1,724 5.7% $30,061 100.0% Not criticized $22,501 74.9% $ 938 3.1% $23,439 78.0% Criticized 5,836 19.4% 786 2.6% 6,622 22.0% Total EP $28,337 94.3% $ 1,724 5.7% $30,061 100.0% Originated by Red River Bank Other Banks Total EP loans as of June 30, 2021 totaled $30.1 million, or 2.0%, of non-PPP loans HFI1 Average loan size = $626,000 Charge-offs since 2017 were $2.8 million As of June 30, 2021, nonperforming energy loans to total energy loans = 2.6% No reserve-based lending 95.0% 94.7% 96.1% 97.4% 97.4% 5.0% 5.3% 3.9% 2.6% 2.6% 2Q20 3Q20 4Q20 1Q21 2Q21 % EP Performing % EP Nonperforming Performing vs. Nonperforming EP 19

CRE loans were $578.0 million, or 36.1%, of loans HFI as June 30, 2021 Low levels of CRE relative to state, regional, and national peers CRE criticized loans were $4.3 million, or 0.7% of total CRE loans CRE NPLs were $747,000, or 0.1% of total CRE loans CRE concentration ratios as a % of risk-based capital are well below bank regulatory guidelines C&D Ratio = 35.0% CRE Ratio = 123.7% Commercial Real Estate Loans CRE / Loans HFI 19.3% 20.3% 20.9% 20.1% 20.2% 13.7% 13.9% 16.1% 14.9% 15.9% 2017 2018 2019 2020 2Q21 Owner Occupied Non-Owner Occupied 20

# Paycheck Protection Program

RED RIVER BANCSHARES, INC.

2Q21

- Forgiveness of PPP1 loans outpaced issuance of PPP2 loans
- PPP loan income was $1.1 million for 2Q21 and $2.1 million for 1Q21

**PPP First Draw (PPP1 and PPP1.2) Loans**

- PPP1 forgiveness and income decreased in 2Q21 vs. 1Q21
- As of June 30, 2021, loan payments for 91.2% of the 1,384 PPP1 loans and 87.9% of the $199.0 million originated have been received
- PPP1 loans - 95.8% of the $7.0 million original deferred fees have been recognized
- $296,000 in deferred fees remain outstanding
- As of August 31, 2021, loan payments for 99.6% of the $199.0 million of PPP1 loans have been received
- Expect PPP1 loan forgiveness to be completed in 3Q21

**PPP Second Draw (PPP 2) Loans**

- Completed issuance of PPP2 loans in 2Q21
- As of June 30, 2021, 488 loans originated for $58.3 million with an average size of $119,000
- Loan fees of $2.7 million are deferred and amortized over 60-month loan term or until payoff
  - $2.5 million in deferred fees remain outstanding
- Expect PPP2 loan forgiveness to occur between 3Q21 and 3Q22

## Originated PPP Loans

Through June 30, 2021

| (dollars in thousands) | PPP1 | PPP1.2 | PPP2 | Total |
|---|---|---|---|---|
| Amount | $ 199,047 | $ 3,486 | $ 58,261 | $ 260,794 |
| Number of Loans | 1,384 | 16 | 488 | 1,888 |
| Deferred Fees | $ 7,014 | $ 85 | $ 2,707 | $ 9,806 |
| Average Size | $ 144 | $ 218 | $ 119 | $ 138 |
| Gross Fee Yield (24 mo) | 3.52% | | | |
| Gross Fee Yield (60 mo) | | 2.43% | 4.65% | |

## Outstanding PPP Loan Status

As of June 30, 2021

| (dollars in thousands) | PPP1 | PPP1.2 | PPP2 | Total |
|---|---|---|---|---|
| Amount | $ 24,111 | $ 3,486 | $ 58,261 | $ 85,858 |
| Deferred Fees | $ 296 | $ 80 | $ 2,510 | $ 2,886 |
| Number of Loans | 122 | 16 | 488 | 626 |

## Total PPP Loans

(dollars in thousands)

| | Average Balance | PPP Income | Yield |
|---|---|---|---|
| 2Q20 | $154,400 | $1,153 | 2.99% |
| 3Q20 | $193,038 | $1,386 | 2.84% |
| 4Q20 | $161,109 | $3,023 | 7.45% |
| 1Q21 | $108,334 | $2,132 | 7.97% |
| 2Q21 | $109,182 | $1,062 | 3.89% |

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¹Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. Asset Quality NPAs / Total Assets Asset Quality Metrics As of and for the quarter ended (do l l ars i n thousands) 2Q20 3Q20 4Q20 1Q21 2Q21 NPLs $ 3,442 $ 4,387 $ 3,310 $ 2,811 $ 2,027 NPLs to Loans HFI 0.21% 0.27% 0.21% 0.18% 0.13% NPLs to Non-PPP Loans HFI 1 0.24% 0.30% 0.23% 0.19% 0.13% NPAs $ 4,294 $ 5,215 $ 4,206 $ 3,604 $ 3,086 NPAs to Total Assets 0.18% 0.21% 0.16% 0.13% 0.11% Criticized Loans (CL) $17,550 $18,295 $12,607 $12,482 $11,277 CLs to Loans HFI 1.09% 1.11% 0.79% 0.78% 0.70% Provision Expense $ 1,525 $ 1,590 $ 2,675 $ 1,450 $ 150 ALL to Loans HFI 0.92% 0.98% 1.13% 1.21% 1.22% ALL to Non-PPP Loans HFI 1 1.05% 1.11% 1.22% 1.31% 1.28% Net Charge-offs to Average Loans 0.06% 0.02% 0.06% 0.00% 0.01% NPAs – decreased in 2021 due to payoff of nonaccrual loans, partially offset by increase in foreclosed assets Provision for loan loss expense - decreased compared to 1Q21. Favorable asset quality metrics; pandemic-related economic restrictions eased The need for reserve build has diminished ALL to non-PPP loans HFI1 = 1.28% 0.18% 0.21% 0.16% 0.13% 0.11% 2Q20 3Q20 4Q20 1Q21 2Q21 22

Active deferrals, all in the hospitality services sector, continue to decline and were $8.1 million, or 0.5% of non-PPP loans HFI1 as of June 30, 2021 Restaurant portfolio has performed well due to the high proportion of limited service restaurant clients Full service dine-in restaurant clients have adjusted to carryout and delivery, in addition to supporting their operations through PPP loans and funds from the Restaurant Revitalization Fund Loans collateralized by non-owner occupied properties leased to retail establishments totaled $42.5 million, or 2.8% of non-PPP loans HFI1 ¹Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. Loan Sectors with Heightened Risk due to COVID-19 Loans As of June 30, 2021 (do l l ars i n thousands) Amount . % Non-PPP Loans HFI 1 By Industry Hospitality services: Hotels and other overnight lodging $ 26,356 1.7% Restaurants - full service 13,947 0.9% Restaurants - limited service 16,442 1.1% Other 6,536 0.5% Total hospitality services $ 63,281 4.2% Average size $ 514 Retail trade (excluding auto dealers) $ 20,632 1.4% Average size $ 154 Energy $ 30,061 2.0% Average size $ 626 Total sectors $ 113,974 7.6% 23

$354.3 $307.9 $335.6 $498.2 $512.0 MBS 57.4% Muni - AFS 41.2% Agency 1.4% 2017 2018 2019 2020 2Q21 MBS Treasury Muni - AFS Muni - HTM Agency Securities Portfolio - Conservative Securities (in millions) Key metrics Securities AFS portfolio totaled $512.0 million as of June 30, 2021 17.8% of assets 2Q21 FTE yield = 1.86% Effective duration = 4.1 years Average life = 5.3 years Key strengths of municipal portfolio Geographic diversification 66.0% of municipals carry support through state enhancements, insurance, or escrowed collateral Credit quality is strong with 100% of the portfolio either having an overall rating of “A” or better, or is pre-refunded Future Strategies Redeploy investment cash flows and PPP loan forgiveness payments into the securities portfolio while balancing price risk and yield Focused on transactions to reduce extension risk, shorten duration, and improve yield Investment Activity 2Q21 Performed a restructuring transaction to improve the structure and yield of the portfolio Purchases were primarily short duration MBS with an average yield of 1.11% 24

Attractive Core Deposit Base Deposits increased $54.3 million, or 2.2%, in 2Q21 due to customers maintaining higher deposit balances Cost of deposits was 0.22% for 2Q21; down from 1Q21 due to an eight bp decrease in the rate on interest- bearing deposits No brokered deposits Deposit Mix As of June 30, 2021 Total Deposits (in millions) $1,526 $1,646 $1,721 $2,340 $2,570 2017 2018 2019 2020 2Q21 DDA NOW Money Market Savings Time < 250k Time > 250k DDA 40.1% NOW 15.0% Money Market 24.8% Savings 6.7% Time < 250k 9.7% Time > 250k 3.7% 25

62.69 58.86 59.46 55.77 55.30 2017 2018 2019 2020 1H21 0.95 1.29 1.30 1.22 1.18 2017 2018 2019 2020 1H21 Total Tax Reform 1 2017 adjusted for $2.2 million write-down of deferred tax assets associated with changes in tax legislation 2 2017 EPS data adjusted for 2-for-1 stock split with a record date of October 1, 2018 Profitability Trends Earnings Per Share (Diluted)1,2 Efficiency Ratio (%) Return on Average Assets (%)1 Net Income1 (in thousands) $16,215 $23,056 $24,824 $28,145 $16,304 2017 2018 2019 2020 1H21 Q1 Q2 Q3 Q4 Tax Reform $2.48 $3.41 $3.49 $3.83 $2.22 2017 2018 2019 2020 1H21 Q1 Q2 Q3 Q4 Tax Reform 26

0.06% 0.09% 0.09% 0.08% 0.07% 0.41% 0.37% 0.33% 0.27% 0.22% 4.21% 4.04% 4.47% 4.31% 4.00% 3.12% 3.02% 3.08% 2.76% 2.54% 1.83% 1.56% 1.15% 1.17% 1.38% 2.39% 2.35% 2.27% 2.10% 2.07% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 2 Q 2 0 3 Q 2 0 4 Q 2 0 1 Q 2 1 2 Q 2 1 Loan Yield NIM - FTE Securities - Tax-Exempt Securities - Taxable Cost of Deposits Average Effective Federal Funds Rate NIM FTE decreased 22 bps to 2.54% for 2Q21 NIM decreased due to lower PPP loan income, lower interest rates on new and renewing non-PPP loans, and having high levels of low- yielding short-term liquid assets The high level of liquidity had a 70 bp negative impact to the 2Q21 NIM NIM Challenges Higher liquidity levels Lower rates on new and renewing loans Lower security yield on new securities Decreased PPP loan forgiveness and income Net Interest Margin FTE (2Q21 vs. 1Q21) NIM Opportunity Deploy liquidity Loan growth opportunity in new markets Lower cost of deposits 27

Non-PPP loan income = $15.3 million yielding 4.01% for the three months ended June 30, 2021 Excluding PPP loans, NIM FTE decreased 5 bps to 2.48%1 ¹Non-GAAP measure. See “Forward-Looking Statements and Non-GAAP Information” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. Loan Yield and Net Interest Ratios Excluding PPP Loans1 (2Q21) Ratios Actual Excluding PPP Loans 1 . Actual Excluding PPP Loans 1 Loan Yield 4.00% 4.01% 4.31% 4.05% Net Interest Spread 2.32% 2.27% 2.50% 2.28% NIM 2.48% 2.42% 2.69% 2.47% NIM FTE 2.54% 2.48% 2.76% 2.53% 2Q21 1Q21 28

Noninterest Income (2Q21 vs. 1Q21) Noninterest Income For the quarter ended June 30, 2021 (dollars in thousands) Noninterest income decreased $372,000 to $6.4 million for 2Q21 Mortgage income decreased $525,000 to $2.4 million for 2Q21 due to reduced mortgage loan demand Debit card income, net increased $158,000 to $1.2 million for 2Q21 due to an increased number of debit card transactions Brokerage income decreased $28,000 to $806,000 for 2Q21 Assets under management = $735.1 million Service Charges on Deposit Accounts $1,140 17.8% Debit Card Income, net $1,204 18.8% Mortgage Loan Income $2,357 36.8% Brokerage Income $806 12.6% Loan and Deposit Income $395 6.2% SBIC Income $239 3.7% Other Income $262 4.1% 29

Operating Expenses (2Q21 vs. 1Q21) Operating Expenses For the quarter ended June 30, 2021 (dollars in thousands) Personnel $8,110 60.6% Occupancy and Equipment $1,329 9.9% Technology $744 5.6% Data Processing $532 4.0% Other Taxes $532 4.0% Legal and Professional $368 2.7%Other Operating $1,777 13.2% Operating expenses increased $229,000 to $13.4 million for 2Q21 Personnel expenses increased $89,000 to $8.1 million for 2Q21, primarily due to annual merit increases effective April 2021 Data processing expense increased $147,000 to $532,000 for 2Q21 due to receipt of a $173,000 nonrecurring refund from data processing center in 1Q21 Technology expenses increased $79,000 to $744,000 for 2Q21 due to business continuity planning and implementation of a new loan system 30

Disciplined focus on personal, relationship banking and building shareholder value Prudently deploy excess liquidity in loans and securities Continue building a strong, Louisiana-based, super-community bank Open new Lafayette banking center and continue to expand market share in newer South Louisiana markets Monitor markets for opportunity for organic growth or key acquisitions Seek to take advantage of disruption in the marketplace due to mergers and acquisitions and branch closures/limited service by larger national and regional banks Continue to expand mortgage operations and investments division across markets Monitor asset quality trends and maintain appropriate level of allowance for loan losses Continue to build out digital offerings as needed in order to serve our target customer base Disciplined capital management via dividends and stock repurchase plans Strategic Outlook 31

2 High liquidity levels with opportunity to deploy into loans and securities Diversified loan portfolio with solid asset quality and allowance Record-high quarterly net income of $8.2 million Well capitalized with 10.13% leverage ratio as of June 30, 2021 Consistent returns through June 30, 2021, with YTD ROA = 1.18% and YTD ROE = 11.38% Summary 32

APPENDIX 33

Non-GAAP Reconciliation (do l l ars i n thousands, except per share data) As of June 30, 2021 . As of March 31, 2021 . . As of December 31, 2020 … . As of June 30, 2020 Tangible common equity Total stockholders' equity $ 292,924 $ 284,911 $ 285,478 $ 271,117 Adjustments: Intangible assets (1,546) (1,546) (1,546) (1,546) Total tangible common equity (non-GAAP) $ 291,378 $ 283,365 $ 283,932 $ 269,571 Common shares outstanding 7,284,994 7,306,747 7,325,333 7,322,532 Book value per common share $ 40.21 $ 38.99 $ 38.97 $ 37.03 Tangible book value per common share (non-GAAP) $ 40.00 $ 38.78 $ 38.76 $ 36.81 Tangible assets Total assets $ 2,878,476 $ 2,820,672 $ 2,642,634 $ 2,361,866 Adjustments: Intangible assets (1,546) (1,546) (1,546) (1,546) Total tangible assets (non-GAAP) $ 2,876,930 $ 2,819,126 $ 2,641,088 $ 2,360,320 Total stockholders' equity to assets 10.18% 10.10% 10.80% 11.48% Tangible common equity to tangible assets (non-GAAP) 10.13% 10.05% 10.75% 11.42% 34

Non-GAAP Reconciliation (do l l ars i n thousands) As of June 30, 2021 . As of March 31, 2021 … As of December 31, 2020 . . As of June 30, 2020 Non-PPP loans HFI Loans HFI $ 1,600,388 $ 1,602,086 $ 1,588,446 $ 1,615,298 Adjustments: PPP loans, net (82,972) (119,358) (118,447) (192,655) Non-PPP loans HFI (non-GAAP) $ 1,517,416 $ 1,482,728 $ 1,469,999 $ 1,422,643 Assets excluding PPP loans, net Assets $ 2,878,476 $ 2,820,672 $ 2,642,634 $ 2,361,866 Adjustments: PPP loans, net (82,972) (119,358) (118,447) (192,655) Assets excluding PPP loans, net (non-GAAP) $ 2,795,504 $ 2,701,314 $ 2,524,187 $ 2,169,211 Allowance for loan losses $ 19,460 $ 19,377 $ 17,951 $ 14,882 Deposits $ 2,569,599 $ 2,515,275 $ 2,340,360 $ 2,069,322 Loans HFI to deposits ratio 62.28% 63.69% 67.87% 78.06% Non-PPP loans HFI to deposits ratio (non-GAAP) 59.05% 58.95% 62.81% 68.75% Allowance for loans losses to loans HFI 1.22% 1.21% 1.13% 0.92% Allowance for loans losses to non-PPP loans HFI (non-GAAP) 1.28% 1.31% 1.22% 1.05% 35